COMMERCIAL LINE OF CREDIT RENEWAL AGREEMENT AND NOTE

PIONEER

AGREEMENT DATE	LOAN TERM	LINE OF CREDIT LIMIT	DRAW EXPIRATION DATE	MATURITY DATE
October 25, 2022	DUE ON DEMAND	$8,000,000.00	N.A.	DUE ON DEMAND

BORROWER INFORMATION

Nextridge Inc.
12 Elmwood Road
Menands, New York 12204

ANS Advanced Networks Services, LLC
12 Elmwood Road
Menands, New York 12204

LINE OF CREDIT AGREEMENT AND NOTE. This Commercial Line of Credit Agreement and Note will be referred to in this document as the "Agreement" and replaces that Commercial Line of Credit Agreement and Note signed by Borrower on May 21, 2021 and all documents related thereto.

LENDER. "Lender" means Pioneer Bank whose address is 652 Albany Shaker Road, Albany, New York 12211, its successors and assigns.

BORROWER. "Borrower" means each person or legal entity identified above in the BORROWER INFORMATION section who signs this Agreement.

PROMISE TO PAY. For value received, receipt of which is hereby acknowledged, on demand by Lender, the principal amount of Eight Million and 00/100 Dollars ($8,000,000.00) (the "Line of Credit Limit") or such lesser amount as shall have been advanced by Lender, from time to time, to or on behalf of Borrower under the terms of this Agreement, and all interest on the outstanding principal balance and any other charges, including service charges, to the order of Lender at its office at the address noted above or at such other place as Lender may designate in writing. The Borrower will make all payments in lawful money of the United States of America.

PAYMENT SCHEDULE. This Note will be paid according to the following schedule: Beginning on November 1, 2022 and continuing on the same day of each month thereafter monthly payments of accrued and unpaid interest shall be made to the Lender. The unpaid principal balance of this Agreement, together with all accrued interest and charges owing in connection therewith shall be due and payable on demand. The loan made to Borrower may be prepaid at any time without penalty. Upon full payment any and all collateral taken by the Lender in connection with the Line of Credit Limit shall be released within seven (7) business days following full payment.

RENEWAL. This Agreement is issued, not as a payment toward, but as a renewal and extension of, the obligations of Borrower to Lender pursuant to that certain Agreement dated May 21, 2021 in the principal amount of $4,000,000.00 (together with all prior amendments thereto or restatements thereof "Prior Agreement"). Accordingly, this Agreement shall not be construed as a novation or extinguishment of the obligations arising under the Prior Agreement, and its issuance shall not affect the priority of any security interest granted in connection with the Prior Agreement.

INTEREST.

Interest Rate and Scheduled Payment Changes. Interest will begin to accrue on the Agreement Date. The initial variable interest rate on this Agreement will be 6.25% per annum. This interest rate may change on October 25, 2022 and every day going forward. Each date on which the interest rate may change is called the "Change Date". Beginning with the first Change Date, Lender will calculate the new interest rate based on the "Prime Rate" as defined within The Wall Street Journal ("Index") plus 0.00% ("Margin") subject to a floor (minimum) rate of 5.00% at all times ("Floor Rate").

Index Replacement. If the Index is Unavailable on the Change Date, the interest rate will be calculated using a "Replacement Index" and a new commercially reasonable "Replacement Margin."

Index Unavailability. The Index is considered "Unavailable" when one or more of the following events occurs:

(1) A public statement by or on behalf of the administrator of the Index, or supervisor thereof or a relevant governmental authority, that (a) the administrator will cease publishing the Index and there is no successor administrator that will continue publication of the Index, or (b) that the Index has been discontinued, is no longer reliable or representative, or may no longer be used;

(2) The Index is not published by the administrator of the Index for five consecutive business days without advance announcement that the disruption is temporary; or

(3) Lender reasonably determines that the Index no longer reflects the Lender's cost of funding.

Replacement Index and Replacement Margin. Lender will select the Replacement Index and determine an associated Replacement Margin. Lender shall make a reasonable effort to select a Replacement Index and a Replacement Margin that, when added together, Lender reasonably expects will minimize any change to the cost of the loan. The Replacement Index shall be (a) a replacement Index selected or recommended by a relevant governmental authority or a committee endorsed or convened thereby, (b) a comparable successor or alternative Index and Margin that is, at such time, broadly viewed as acceptable market practice for similar loans in lieu of the Index, or (c) a successor or alternative Index rate as Lender may reasonably determine. The Replacement Margin shall be determined by utilizing a margin adjustment method which is, at such time, (a) selected or recommended by a relevant governmental authority or a committee endorsed or convened thereby, (b) broadly viewed as acceptable market practice, or (c) any other method as the Lender may reasonably determine.

Compliance with Law. Nothing contained herein shall be construed as to require the Borrower to pay interest at a greater rate than the maximum allowed by law. If, however, from any circumstances, Borrower pays interest at a greater rate than the maximum allowed by law, the obligation to be fulfilled will be reduced to an amount computed at the highest rate of interest permissible under applicable law

and if, for any reason whatsoever, Lender ever receives interest in an amount which would be deemed unlawful under applicable law, such interest shall be automatically applied to amounts owed, in Lender's sole discretion, or as otherwise allowed by applicable law.

Accrual Method. Interest on this Agreement is calculated on an **Actual/360** day basis. This calculation method results in a higher effective interest rate than the numeric interest rate stated in this Agreement.

Default Rate. The outstanding principal balance of this loan shall, while any Event of Default exists under this Agreement or any other agreement related to the loan, be subject to a default rate of interest equal to "Default Rate" means a rate per annum equal to four percent (4.00%) above the rate of interest applicable to this Note..

LATE PAYMENT CHARGE. If any required payment is more than 14 days late, then at Lender's option, Lender will assess a late payment charge of 6.00% of the amount past due.

LINE OF CREDIT TERMS.

General. The advances under this Agreement are discretionary. The Borrower acknowledges and agrees that although the Borrower may from time to time request an advance under this Agreement up to a maximum amount equal to the Line of Credit Limit, the Lender in no way is obligated to make such advance, Lender may at any time, with or without cause, refuse to extend credit, and all advances will be made by Lender in its sole and absolute discretion and subject to the terms and conditions of this Agreement.

Advances.

Requests. Advances under this Agreement may be requested electronically or in writing by the Borrower or by an authorized person on behalf of the Borrower. All Advances will be made in accordance with the terms of the Loan Agreement executed by Borrower and Lender on even date ("Loan Agreement").

Limits on Advances. The total of any pending advances requested and the unpaid principal amount, at any given time, cannot exceed the Line of Credit Limit.

Account. All advances made will be charged to a loan account in Borrower's name on Lender's books, and the Lender shall debit such account the amount of each advance made to, and credit to such account the amount of each repayment made by Borrower.

Borrowing Base. The total unpaid principal outstanding under this Agreement at any time cannot exceed the lesser of (a) the Line of Credit limit or (b) the Borrowing Base Amount. For purposes of this Agreement, the "Borrowing Base Amount" means an amount equivalent to 70.00% of Eligible Accounts.

"Eligible Accounts" are accounts: (a) belonging to the Borrower, net of any allowance or credit given to the account debtor, any contra offset arising from a liability of the Borrower to the account debtor and any accounts payable of the Borrower that may result in decreasing the number or aggregate value of accounts to be realized by the Borrower or Lender as disclosed in the statements provided by the Borrower to Lender as required in this Agreement; (b) resulting from the sale of the Borrower's finished goods inventory or services rendered by the Borrower to the account holder that are legally binding and enforceable obligations of the account debtor to the Borrower; (c) are free and clear of any other security interests or liens; (d) with appropriate verification and authorization and copies of which are provided to the Lender; and (e) 50% of the company's work in progress.

"Ineligible Accounts" shall consist of accounts that are: (a) 90 days aged from invoice date; (b) inter-company accounts; (c) consignment accounts; (d) owed by account debtors outside of the United States; (e) Government Accounts; and (f) excluding intercompany receivables.

Value of Eligible Inventory. The value of Eligible Inventory is the lesser of the Eligible Inventory's cost or fair market value as determined under the Last-In First-Out method and any additional written valuation guidelines Lender provides to Borrower.

Certification of Borrowing Base. As long as the Borrower owes any amounts under this Agreement to the Lender, Borrower shall calculate the Borrowing Base each time an advance is requested and provide the Lender with the Borrowing Base Certificate that includes an assignment of all Eligible Accounts. The Borrowing Base Certificate will be in a form and substance acceptable to Lender, will contain Borrower's Borrowing Base calculation and will be certified and signed by Borrower. Borrower's calculation is subject to Lender's confirmation and redetermination. Lender's calculation of the Borrowing Base will be the final determination when Lender's calculation of the ratio differs from Borrower's.

Suspension and Termination. Subject to Lender's right to make any advances under this Agreement in its sole and absolute discretion, advances under this Agreement will be available until the earliest of any date or event described below occurs: (a) demand by the Lender, (b) the Draw Expiration Date, (c) the Maturity Date, (d) the date the Line of Credit is canceled by Borrower, or (e) the date the Line of Credit is canceled by the Lender due to an occurrence of an Event of Default.

GUARANTY. In support of this transaction, Guarantees have been executed by CHARGE ENTERPRISES, INC. and CHARGE INFRASTRUCTURE, INC.

RIGHT OF SET-OFF. To the extent permitted by law, Borrower agrees that Lender has the right to set-off any amount due and payable under this Agreement, whether matured or unmatured, against any amount owing by Lender to Borrower including any or all of Borrower's accounts with Lender. This shall include all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. Such right of set-off may be exercised by Lender against Borrower or against any assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of Borrower, or against anyone else claiming through or against Borrower or such assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off has not been exercised by Lender prior to the making, filing or issuance or service upon Lender of, or of notice of, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena or order or warrant. Lender will not be liable for the dishonor of any check when the dishonor occurs because Lender set-off a debt against Borrower's account. Borrower agrees to hold Lender harmless from any claim arising as a result of Lender exercising Lender's right to set-off.

PAYABLE ON DEMAND. This is a demand note. Payment is due upon Lender's demand.

RELATED DOCUMENTS. The words "Related Documents" mean all promissory notes, security agreements, mortgages, deeds of trust, deeds to secure debt, business loan agreements, construction loan agreements, resolutions, guaranties, environmental agreements, subordination agreements, assignments, and any other documents or agreements executed in connection with the indebtedness evidenced hereby this Agreement whether now or hereafter existing, including any modifications, extensions, substitutions or renewals of any of the foregoing. The

Related Documents are hereby made a part of this Agreement by reference thereto, with the same force and effect as if fully set forth herein.

DEFAULT. Upon the occurrence of any one of the following events (each, an "Event of Default" or "default" or "event of default"), Lender's obligations, if any, to make any advances will, at Lender's option, immediately terminate and Lender, at its option, may declare all indebtedness of Borrower to Lender under this Agreement immediately due and payable without further notice of any kind notwithstanding anything to the contrary in this Agreement or any other agreement: (a) Borrower's failure to make any payment on time or in the amount due; (b) any default by Borrower under the terms of this Agreement or any other Related Documents; (c) any default by Borrower under the terms of any other agreement between Lender and Borrower; (d) the death, dissolution, or termination of existence of Borrower or any guarantor; (e) Borrower is not paying Borrower's debts as such debts become due; (f) the commencement of any proceeding under bankruptcy or insolvency laws by or against Borrower or any guarantor or the appointment of a receiver; (g) any default under the terms of any other indebtedness of Borrower to any other creditor; (h) any writ of attachment, garnishment, execution, tax lien or similar instrument is issued against any collateral securing the loan, if any, or any of Borrower's property or any judgment is entered against Borrower or any guarantor; (i) any part of Borrower's business is sold to or merged with any other business, individual, or entity; (j) any representation or warranty made by Borrower to Lender in any of the Related Documents or any financial statement delivered to Lender proves to have been false in any material respect as of the time when made or given; (k) if any guarantor, or any other party to any Related Documents terminates, attempts to terminate or defaults under any such Related Documents; (l) Lender has deemed itself insecure or there has been a material adverse change of condition of the financial prospects of Borrower or any collateral securing the obligations owing to Lender by Borrower. Upon the occurrence of an event of default, Lender may pursue any remedy available under any Related Document, at law or in equity.

GENERAL WAIVERS. To the extent permitted by law, the Borrower severally waives any required notice of presentment, demand, acceleration, intent to accelerate, protest, and any other notice and defense due to extensions of time or other indulgence by Lender or to any substitution or release of collateral. No failure or delay on the part of Lender, and no course of dealing between Borrower and Lender, shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.

JOINT AND SEVERAL LIABILITY. The liability of all parties obligated in any manner under this Agreement shall be joint and several, to the extent of their respective obligations.

SEVERABILITY. If a court of competent jurisdiction determines any term or provision of this Agreement is invalid or prohibited by applicable law, that term or provision will be ineffective to the extent required. Any term or provision that has been determined to be invalid or prohibited will be severed from the rest of this Agreement without invalidating the remainder of either the affected provision or this Agreement.

SURVIVAL. The rights and privileges of the Lender hereunder shall inure to the benefits of its successors and assigns, and this Agreement shall be binding on all heirs, executors, administrators, assigns, and successors of Borrower.

ASSIGNABILITY. Lender may assign, pledge or otherwise transfer this Agreement or any of its rights and powers under this Agreement without notice, with all or any of the obligations owing to Lender by Borrower, and in such event the assignee shall have the same rights as if originally named herein in place of Lender. Borrower may not assign this Agreement or any benefit accruing to it hereunder without the express written consent of the Lender.

DUTY TO NOTIFY. Borrower agrees to notify Lender if there is any change in the beneficial ownership information provided to Lender. Additionally, Borrower agrees to provide Lender with updated beneficial ownership information in the event there is any change in the beneficial ownership information provided to Lender.

ORAL AGREEMENTS DISCLAIMER. This Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

GOVERNING LAW. This Agreement is governed by the laws of the state of New York except to the extent that federal law controls.

HEADING AND GENDER. The headings preceding text in this Agreement are for general convenience in identifying subject matter, but have no limiting impact on the text which follows any particular heading. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require.

ATTORNEY'S FEES, COSTS, AND EXPENSES. Borrower agrees to pay all of Lender's costs, fees, and expenses arising out of or related to the enforcement of this Agreement or the relationship between the parties. Included in the fees that Lender may recover from Borrower are the reasonable attorney's fees that Lender incurs, including all fees incurred in the course of representing Lender before, during, or after any lawsuit, arbitration, or other proceeding and those incurred in appeals, whether the issues arise out of contract, tort, bankruptcy, or any other area of law. Included in the costs and expenses which Lender may recover are all court, alternative dispute resolution or other collection costs, and all expenses incidental to perfecting Lender's security interests and liens, preserving the collateral (including payment of taxes and insurance), records searches, and expenses related to audits, inspection, and copying. All costs and expenses Lender is entitled to recover shall accrue interest at the highest rate set forth hereunder or in any of the Related Documents.

SIGNATURES ON FOLLOWING PAGE

By signing this Agreement, Borrower acknowledges reading, understanding, and agreeing to all its provisions and receipt hereof.

BORROWER: **Nextridge Inc.**

By: ______________________
Name: Paul Fettuccia
Title: President and CEO

ANS Advanced Network Services, LLC
By: Nextridge Inc., its sole member

By: ______________________
Name: Paul Fettuccia
Title: President and CEO

LENDER: Pioneer Bank

____
By: VP - Commercial Relationship Manager Date 10/25/22

SIGNATURE PAGE TO PROMISSORY NOTE